UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2026

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton,	Massachusetts	02459
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On February 12, 2026, Bright Horizons Family Solutions Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2025 and provided financial guidance for the year 2026. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
Long-Term Incentive Program
On February 9, 2026, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), following a review of the Company’s long-term incentive equity program and with input from its independent compensation consultant (the “Compensation Consultant”), approved a revised Long-Term Incentive Program (the “LTIP”) under the Company’s shareholder approved 2012 Omnibus Long-Term Incentive Plan, as amended and restated. To better align the Company’s LTIP program with market practice, the Compensation Committee approved increasing the percentage of performance-based equity awards to be awarded to the Company’s key employees, including the Company’s named executive officers, and to eliminate the award of stock options, in each case commencing with fiscal year 2026. Under the revised LTIP, each named executive officer’s LTIP award will be comprised 50% (up from 25%) of performance-based restricted stock units (“PRSUs”) and 50% of time-based restricted stock units (“RSUs”).
The Compensation Committee also undertook a review of the Company’s form of RSU award agreement and approved a new form of award agreement that will be used under the revised LTIP and provides, in part, that if a grantee’s employment is terminated on account of the death or disability prior to the RSU award vesting date, the award will vest either in full or pro-rata depending on the term of a grantee’s employment. This description of the form of RSU award agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of RSU award agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
NEO Compensation Changes
On February 9, 2026, the Compensation Committee, with input from the Compensation Consultant, following a review and assessment of the overall compensation for the Company’s named executive officers, approved the following compensation changes for fiscal year 2026 to better align compensation to market practice: (i) for Stephen H. Kramer, the Company’s Chief Executive Officer and President, an increase in the value of Mr. Kramer’s target total LTIP award to $5,000,000 (from $3,500,000) and (ii) for Elizabeth Boland, the Company’s Chief Financial Officer, an increase in the value of Ms. Boland’s target total LTIP award to $1,500,000 (from $1,100,000). The Compensation Committee also approved a one-time RSU award for Mandy Berman, the Company’s Chief Operating Officer, Backup Care and Education Advisory Services, valued at $500,000 and vesting on the second anniversary of the grant date, in recognition of additional responsibilities that she will undertake at the Company.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Bright Horizons Family Solutions Inc. dated February 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	February 12, 2026	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer